STANDSTILL AND LEAK-OUT AGREEMENT

BTCS Inc.

1901 N Moore St, Suite 700

Arlington, VA 22209

Dear Sirs:

This standstill and leak-out agreement (the “Agreement”), dated as of June 22, 2016, by and between BTCS Inc., Inc., a Nevada corporation (the “Company”) and certain investors with respect to the conversion of the Senior Secured Convertible Note issued by the Company on December 16, 2015 (collectively the “Notes”), which will, among other things, be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The undersigned holder of Notes (the “Holder”) agrees that during the period commencing on the Effective Time (as defined below) and ending on September 19, 2016, neither the Holder nor any of its Affiliates, collectively, shall convert any Notes into Common Stock (each, a “Conversion”) unless at the time of such Conversion (the “Conversion Time”, and such date, the “Conversion Date”) the number of shares of Common Stock issuable upon such conversion does not exceed the Holder’s Permitted Conversion Amount and the Conversion does not occur during the Standstill Period (as defined below). Notwithstanding the foregoing, with respect to any such Conversion by the Holder, the Company shall not permit (in any manner) such Conversion unless the Holder (or its Affiliate, if applicable) shall have delivered to the Company (or its agent or representative) reasonable proof of compliance by the Holder (or its Affiliate, if applicable) with the foregoing restrictions with respect to such Conversion Time (e.g., screen captures from a Bloomberg terminal) (“Proof of Compliance”).

For the purpose of this Agreement, the following definitions shall apply: (a) “Affiliate” means, with respect to any specified person, (x) any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any partner, officer, director, member of such person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such person or (y) if such person is a natural person, such person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such person’s family; (b) “Permitted Conversion Amount” means, as of any Conversion Time, the greater of: (1) $7,500, and (2) five percent of the the aggregate dollar value of Common Stock traded during the trading day immediately prior to the Conversion Date; and (c) “Standstill Period” means, the period beginning on the Effective Time and ending on July 1, 2016 after 4:00 pm.

This Agreement shall become effective as of the time (the “Effective Time”) that a duly authorized signatory of the Company and the Holders, representing one hundred percent (100%) of the originally issued Notes, set forth in column (1) on Schedule I attached hereto (and any Assignee, if any) (the “Other Holders”) shall have duly executed and delivered agreements in the form of this Agreement with the Company (such agreements (other than this Agreement) and any Assignee Agreement, collectively, the “Other Agreements”) to the other party thereto.

The Holder agrees that on June 21, 2016 neither the Holder nor any of its Affiliates, collectively, shall have convert any Notes or accrued interest into Common Stock which would exceed $35,000.

Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may sell or transfer all, or any part, of the Holder’s Notes to any person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in the second paragraph of this Agreement; provided, that an authorized signatory of the Company and such Assignee duly executes and delivers a agreement in the form of this Agreement with respect to such transferred Notes (an “Assignee Agreement”) to the selling Holder, with a copy to each of the Other Holders.

The Company shall institute policies and procedures to review and reasonably corroborate the Proof of Compliance and shall not permit any conversion of the Notes except in compliance with the terms of this Agreement and the Other Agreements. The Company shall maintain a register of the Notes, including the names of the Holders thereof and, with respect to each of the Holders, each date and amount of Notes converted, a copy of which shall be distributed to the Holder within one business day of any request to review such register by the Holder. The Company shall use its reasonable best efforts to enforce each Other Agreements in accordance with its obligations set forth herein, and understands that securing the Other Agreements is a condition to this Agreement.

The Company further represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Modification Agreement”), is or will be more favorable to such Other Holder than those set forth in this Agreement or provided to any Other Holder. If, and whenever on or after the date hereof, the Company desires to enter into a Modification Agreement, then (i) the Company shall provide the Holder with notice thereof (x) at least two (2) business days prior to the consummation of such Modification Agreement and (y) upon the consummation of such Modification Agreement and (ii) upon the consummation of such Modification Agreement, the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Modification Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Notes (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder and the Notes.

On or before 9:30 a.m., New York time, on the next business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of Agreement (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the this Agreement.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing.

No consideration (including any modification of any transaction document or this Agreement) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the transaction documents or this Agreement unless the same consideration is also offered to all of the parties to the transaction documents or this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of Notes or otherwise.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party hereto would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

Very truly yours,

Exact Name of Note Holder

Authorized Signature.

Title

Agreed to and Acknowledged:

BTCS Inc.

By:
Name:
Title:

Schedule I

Schedule of Holders